UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 12, 2013

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2013, HealthSouth Corporation (the “Company”) announced that it entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) under which it will exchange 257,110 shares of the Company’s outstanding 6.50% Series A Convertible Perpetual Preferred Stock, par value $0.10 per share and liquidation preference $1,000 per share (the “Preferred Stock”), for $320 million in aggregate principal amount of newly issued 2.00% Convertible Senior Subordinated Notes due 2043 (the “Convertible Notes”). Following the closing of the exchange transactions, 96,245 shares of the Preferred Stock will remain outstanding.

The Convertible Notes will be issued pursuant to an Indenture (the “Indenture”) to be entered into by the Company and Wells Fargo Bank, National Association, as trustee, paying agent, conversion agent and registrar (the “Trustee”), on or about November 18, 2013. The Convertible Notes are senior subordinated unsecured obligations of the Company. As such, the Convertible Notes are subordinated to all of the Company’s existing and future senior unsecured debt and are effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such debt. Additionally, the Convertible Notes are structurally subordinated to all existing and future debt and other obligations of the Company’s subsidiaries.

The Convertible Notes will bear regular interest at a rate of 2.00% per year, payable semiannually in arrears in cash on June 1 and December 1 of each year, beginning June 1, 2014. Commencing with the interest period beginning December 1, 2018, contingent interest is payable on the Convertible Notes during each interest period if the trading price of the Convertible Notes for such period is greater than or equal to $1,200 per $1,000 principal amount of the Convertible Notes. The amount of contingent interest payable per $1,000 principal amount of the Convertible Notes in respect of any interest period is equal to 0.25% of the average trading price of the Convertible Notes during the specified measurement period.

The Convertible Notes will mature on December 1, 2043, unless earlier redeemed, repurchased or converted. The Convertible Notes are convertible, at the option of the holder, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043, into shares of the Company’s common stock at an initial conversion rate of 25.2194 shares per $1,000 principal amount of the Convertible Notes (subject to customary anti-dilution adjustments). This conversion rate equates to an initial conversion price of $39.652 per share, representing a 15% premium over the $34.48 closing price of the Company’s common stock on The New York Stock Exchange on November 12, 2013. The Company may elect to settle any conversion, in whole or in part, by delivering cash in lieu of shares. Upon the occurrence of certain change of control events, the Company will pay a make-whole premium on any Convertible Notes converted by increasing the conversion rate on such Convertible Notes.

Before December 1, 2018, the Company may redeem all or any part of the Convertible Notes if the volume weighted average price per share of the Company’s common stock is at least 120% of the conversion price of the Convertible Notes for at least 20 trading days during any 30 consecutive trading day period, at a redemption price equal to 100% of the principal amount of Convertible Notes to be redeemed, plus accrued and unpaid interest. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the Convertible Notes at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest.

Upon the occurrence of certain fundamental change events, holders of the Convertible Notes will have the option to require the Company to repurchase for cash all or any portion of such holders’ Convertible Notes at a price equal to 100% of the principal amount of the repurchased Convertible Notes, plus accrued and unpaid interest thereon to, but excluding, the repurchase date. Holders may, at their option, also require the Company to repurchase all or any portion of such holders’ Convertible Notes on December 1 of 2020, 2027, 2034 and 2041 at a price equal to 100% of the principal amount of the repurchased Convertible Notes, plus accrued and unpaid interest thereon to, but excluding, the repurchase date.

The Indenture will contain customary events of default, including (i) defaults in the payment of principal, certain repurchase obligations, and interest, (ii) a default in the obligation of the Company to convert the Convertible Notes that continues for 5 days, (iii) a failure to provide notice of certain fundamental change events that continues for 30 days, (iv) a default with respect to any of the other covenants in the Indenture and failure to cure (or obtain a waiver of) such default, within 60 days after the Company receives a notice of such default by the Trustee or by holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding, (v) certain cross-defaults, and (vi) certain bankruptcy events.

The Company will be issuing the Convertible Notes to certain holders of the Preferred Stock in the exchange transactions, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Shares of the Company’s common stock, into which the Convertible Notes are convertible, have been reserved for issuance by the Company and will be listed, subject to official notice of issuance, on the New York Stock Exchange.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction. The Convertible Notes and the common stock issuable upon the conversion of the Convertible Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing descriptions of the Convertible Notes, the Indenture, and the exchange of the Preferred Stock for the Convertible Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture (which will include the form of the Convertible Note) and the Form of Exchange Agreement. A copy of the Form of Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the Indenture (which will include the form of the Convertible Note) is expected to be attached as an exhibit to a Current Report on Form 8-K to be filed by the Company following the closing of the exchange transactions. When filed, that Form 8-K will also be available on the Company’s website at http://investor.healthsouth.com under “SEC Filings.”
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.
Item 7.01 Regulation FD Disclosure.

On November 12, 2013, the Company issued a press release that includes information regarding the financial and accounting impact of the exchange transactions described under Item 1.01 of this Current Report on Form 8‑K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, and any exhibits hereto, which are not historical facts, such as the anticipated closing date of, and the amount of the convertible notes expected to be issued and number of shares of preferred stock expected to be acquired by the Company and the associated accounting impacts in connection with the exchange transactions described herein, are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. You are cautioned not to place undue reliance on such estimates, projections and other forward-looking statements. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the Company’s plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, the Company’s business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures, or its leverage ratio. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including its pending HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company's information systems; significant changes in the Company’s management team; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
10.1    Form of Exchange Agreement.

99.1	Press Release of HealthSouth Corporation, dated November 12, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: November 13, 2013